UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Steven W. Richard’s separation from TTM Technologies, Inc. (the “Company”), which the Company previously announced on January 31, 2013, the Company and Mr. Richards entered into a Separation and Release Agreement (the “Separation Agreement”) on February 21, 2013. Pursuant to the Separation Agreement, Mr. Richards will begin a paid leave of absence on March 2, 2013, the date on which Mr. Richards will step down as Chief Financial Officer of the Company. The Separation Agreement provides that Mr. Richards will continue to receive his base salary through March 29, 2013, the date on which Mr. Richards’ paid leave of absence will end and he will fully resign from his employment with the Company. The Separation Agreement provides that, if Mr. Richards does not revoke his releases of claims against the Company (the “Releases”) within the applicable seven-day revocation periods, the Company will make a cash severance payment to Mr. Richards in the amount of $320,833.34, payable in two equal payments, with the first payment to be made within 10 business days after Mr. Richard’s Releases become irrevocable, and the second payment to be made on September 3, 2013. In addition, if Mr. Richards does not revoke the Releases, the Separation Agreement provides that the Company will pay Mr. Richards’ Health Care Benefits Continuation premiums pursuant to section 4980B of the Internal Revenue Code of 1986 for a period of six months at the rate required to continue his current health care coverage, and Mr. Richards will receive up to three months of paid outplacement services (not to exceed $5,000). Pursuant to the Separation Agreement, Mr. Richards’ outstanding time-based and performance-based restricted stock units will continue to vest in accordance with the terms of such awards, provided that the portions of restricted stock unit awards that remain unvested as of March 29, 2013 will lapse on such date and shall not vest. The Separation Agreement contains confidentiality, non-disparagement, non-solicitation, non-interference and other restrictive covenants that are binding upon Mr. Richards.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013	TTM TECHNOLOGIES, INC.

	By:	/s/ Kenton K. Alder
Kenton K. Alder
Chief Executive Officer